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                                                                   EXHIBIT 10.16

                              DATED 23RD JUNE 1999
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                            ZAI NET SOFTWARE LIMITED

                                     - AND -

                                FLEET BANK, N.A.
                 =============================================
                                    GUARANTEE
                    BY ZAI NET SOFTWARE LIMITED IN FAVOUR OF
                         FLEET BANK, N.A. ON ACCOUNT OF
                                   CAMINUS LLC
                 =============================================






                                 PINSENT--CURTIS
                                       GPT


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                               CORPORATE GUARANTEE

To: Fleet Bank, N.A. ("the Bank")

1 In consideration of the Bank entering into the Credit Agreement (as hereinafter defined), the Guarantor (as hereinafter defined) hereby guarantees the payment or discharge of and will on demand in writing pay or discharge to the Bank all moneys and liabilities which shall for the time being be due or incurred by the Principal to the Bank in any manner whatsoever whether or not arising out of or in connection with the Notes, the Credit Agreement, or the other Loan Documents and whether actually or contingently and whether solely or jointly with any other person and whether as principal or surety and including interest, discount, commission and other lawful charges or expenses which the Bank may in the course of its business charge in respect of any of the matters aforesaid or for keeping the Principal's account, together also with:-

     1.1 such further sum for interest (whether or not the same shall have been compounded), commission and banking charges accruing due to the Bank from the Principal before or after the date of demand and not debited to the Principal's account at such date, and

     1.2  all costs and expenses recoverable by the Bank from the Principal.

2 The Guarantor shall pay to the Bank all costs and expenses (on a full indemnity basis) incurred by the Bank in or about the recovery of the moneys due to the Bank under this Guarantee.

3 This Guarantee shall be a continuing security to the Bank, notwithstanding any intermediate payment to the Bank, settlement of account or other matter whatsoever, until

     (i) payment in full of all monies owing actually or contingently by the Principal and

     (ii) the Bank being under no obligation to make any loan to the Principal under the Credit Agreement and

     (iii) the payment of all expenses to be paid by the Guarantor pursuant hereto.



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4    Any security now or hereafter held by the Guarantor from the Principal in respect of the liabilities of the Principal shall be held in trust for the Bank and as security for the liability of the Guarantor hereunder.

5 In the event of the insolvency of the Principal all moneys and liabilities hereby secured shall be deemed to continue due and outstanding until actually paid or satisfied in full and the Bank will be entitled to prove or claim in the Principal's insolvency for the full amount of the Bank's claim and to retain the whole of the dividends to the exclusion of any rights of the Guarantor as guarantor in competition with the Bank until its claim is satisfied in full.

6 This Guarantee shall be in addition to, and shall not prejudice or be prejudiced by, any other securities or guarantees from any person (whether or not the Principal or the Guarantor) which the Bank may now or hereafter hold on account of the Principal and shall be binding on the Guarantor notwithstanding any disability or incapacity affecting the Guarantor or the Principal, any lack of or limitation on the borrowing or other powers of the Principal, the absence of authority of any person purporting to represent or act on behalf of the Principal in respect of the moneys and liabilities hereby secured, the invalidity or unenforceability of any such security or guarantee, or any other thing whatsoever as a result of which any such moneys or liabilities are precluded from being recovered from or enforced against the Principal. Until repayment in full of the moneys hereby secured, the Guarantor shall have no right to participate in any such security or guarantee.

7.1 The Bank shall be entitled at all times in its absolute discretion, and without affecting the liability of the Guarantor hereunder, to (a) refuse, grant, continue, vary, renew, determine or increase any credit or facilities to the Principal, (b) grant any indulgence to, release, compound with or enter into any other arrangement whatsoever with, the Principal,
     (c) the Guarantor or any other person against whom the Bank has any rights, and deal with, renew, vary, release, abstain from perfecting or enforcing, enforce or realise in such manner and on such terms as the Bank thinks fit any securities or guarantees or other rights held by the Bank from or for the account of the Principal.

7.2 The Guarantor hereby waives presentment, notice of dishonour and demand for payment of any promissory note, all other rules of suretyship law, notices, presentment of any



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     instrument, demands and protests, and all other formalities of every kind in connection with the enforcement of the obligations of the Principal or of the obligations of the Guarantor hereunder, which, but for the provisions of this clause might constitute grounds for relieving the Guarantor of its obligations hereunder.

8 In the event of this Guarantee being determined for any reason whatsoever, the Bank may open any fresh account and may continue any existing account with the Principal and no moneys paid into any such fresh or existing account shall be appropriated towards or have the effect of payment of any part of the sums due from the Principal at the time such determination takes effect unless the person (other than the Guarantor) paying in such moneys shall at the time direct the Bank in writing specially to appropriate the same for that purpose.

9 The Bank may at any time or times place and keep for such period as it thinks fit to the credit of a separate or suspense account any moneys received under or by virtue of this Guarantee without any intermediate obligation to apply the same or any part thereof in or towards discharge of the moneys and liabilities due or incurred to the Bank by the Principal.

10 Any transaction which may be avoided under any enactment relating to administration, winding up or liquidation, under the Federal Bankruptcy Code of the United States or under any law relating to insolvency shall not in any way affect the Bank's right to recover from the Guarantor to the full extent of this Guarantee in all respects as if any release, settlement, discharge or arrangement made or given on the faith of such transaction had never been made or given. Where any security is held by the Bank for the liability of the Guarantor hereunder, the Bank will be entitled to retain such security for such period as the Bank in its absolute discretion shall determine after the repayment in full of all moneys secured by this Guarantee notwithstanding any release, settlement, discharge or arrangement made or given on or as a consequence of such repayment, and if within such period a petition shall be presented against the Principal for winding up or for an administration order or a resolution shall be passed for the winding up of the Principal the Bank may retain such security for such further period as it may think fit in support of the Guarantor's liability under this Guarantee.



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11.1 A demand for payment or any other demand or notice by the Bank under this
     Guarantee may be made or given by any manager or officer of the Bank or of any branch of the Bank by letter addressed to the Guarantor and sent by post to or left at the registered office of the Guarantor or its existing or last known place of business (or if more than one any one of such places) and if sent by post shall be deemed to have been made or given at noon on the day following the day the letter was posted and notwithstanding that it is returned by the Post Office.

11.2 A certificate by an officer of the Bank as to the moneys and liabilities for the time being due or incurred by the Principal to the Bank shall be conclusive and binding on the Guarantor.

12 As a separate and independent stipulation all sums of money which may not be recoverable from the Guarantor on the footing of a guarantee whether by reason of any legal limitation, disability or incapacity on or of the Principal or any other fact or circumstance and whether known to the Bank or not shall nevertheless be recoverable from the Guarantor as sole or principal debtor in respect thereof and shall be paid by the Guarantor on demand in writing by the Bank.

13 All payments falling to be made by the Guarantor hereunder shall be made without any set-off or counterclaim and free from any deduction or withholding for or on account of any taxes or other charges in the nature of taxes imposed by any competent authority, but so that if any such deduction or withholding shall be required by law the Guarantor shall pay to the Bank such additional amount as may be necessary to ensure that the Bank receives the full amount of the relevant payment as if such deduction or withholding had not been made.

14 This Guarantee shall continue to bind the Guarantor notwithstanding any amalgamation which may be effected by the Bank with any other company or person.

15   For the purposes hereof:-

     15.1 the "BANK" included its successors and assigns,

     15.2 the "CREDIT AGREEMENT" means the agreement dated on or about of even date herewith between the Bank and the Principal providing for the extension of credit by



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          the Bank to the Principal in the aggregate sum of US Dollars five million and includes all amendments and supplements thereto from time to time;

     15.3 "PRINCIPAL" means Caminus LLC, a Delaware limited liability company,

     15.4 "GUARANTOR" means Zai Net Software Limited incorporated under the Companies Act 1985 with number 03636211 and having its registered office at Caminus House, Castle Rock, Cambridge CB3 0RA;

     15.5 "THIS GUARANTEE" includes and extends to any separate or independent stipulation or agreement herein contained;

     15.6 "LOANS" mean the loans to be made under the Credit Agreement;

     15.7 "NOTES" means the promissory notes evidencing the Loans, as exchanged replaced amended supplemented or modified from time to time;

     15.8 references to the singular include references to the plural and vice versa;

     15.9 To the extent capitalised terms are not defined herein, such terms shall have the meaning assigned to them in the Credit Agreement.

16 The paper on which this Guarantee is printed shall remain the Bank's property.

17 This Guarantee is governed by, and shall be construed in accordance with, the laws of England and the parties submit to the non-exclusive jurisdiction of the Courts of England.

EXECUTED AS A DEED by the parties on the date which first appears in this Deed.

EXECUTED (but not delivered until    )    Director    /s/ Nigel L. Evans
the date hereof) AS A DEED by        )                N.L. Evans
ZAI NET SOFTWARE LIMITED             )    Secretary
in the presence of:-                 )                /s/ CM Wilcockson
                                                      C. M. Wilcockson



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